As filed with the Securities and Exchange Commission on February 27, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intellia Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4785571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Erie Street, Suite 130
Cambridge, Massachusetts (857) 285-6200

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Intellia Therapeutics, Inc. 2015 Amended and Restated Stock Option and Incentive Plan

(Full title of the plan)

John Leonard, M.D.

President and Chief Executive Officer

40 Erie Street, Suite 130

Cambridge, Massachusetts
(857) 285-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur R. McGivern, Esq. William D. Collins, Esq. Goodwin Procter LLP 100 Northern Ave. Boston, Massachusetts 02210 (617) 570-1000	José E. Rivera, Esq. Executive Vice President, General Counsel Intellia Therapeutics, Inc. 40 Erie Street, Suite 130 Cambridge, Massachusetts (857) 285-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Intellia Therapeutics, Inc. Amended and Restated 2015 Stock Option and Incentive Plan	2,007,922 shares (2)	$12.44 (3)	$24,978,549.68 (3)	$3,242.22

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Represents an automatic increase to the number of shares available for issuance under the Amended and Restated 2015 Stock Option and Incentive Plan (the “2015 Plan”).  Shares available for issuance under the 2015 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on May 6, 2016 (File No. 333-21200), June 5, 2017 (File No. 333-218511) and February 27, 2019 (File No. 333-229900).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $12.44, the average of the high and low price of the registrant’s Common Stock as reported on the NASDAQ Global Market on February 25, 2020.

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 2,007,922 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s Amended and Restated 2015 Stock Option and Incentive Plan. This Registration Statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-211200, filed by the Registrant on May 6, 2016, and the registration relating to the Registrant’s  Amended and Restated 2015 Stock Option pursuant to General Instruction E.

Part II

Information Required in the Registration Statement

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Number	Description

4.1

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37766) filed with the Securities and Exchange Commission on May 17, 2016)

4.2

Second Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37766) filed with the Securities and Exchange Commission on May 17, 2016)

4.3

Second Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-37766) filed with the Securities and Exchange Commission on May 17, 2016)

4.4

Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated August 20, 2015 (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 11, 2016)

4.5

Amendment No. 1 to Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated April 11, 2016 (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 12, 2016)

4.6

Amendment No. 2 to Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated August 25, 2016 (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 27, 2016)

5.1*	Opinion of Goodwin Procter LLP
23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
24.1*	Power of attorney (included on the signature pages of this registration statement)
99.1

Amended and Restated 2015 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 27, 2016)

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 27th day of February, 2020.

INTELLIA THERAPEUTICS, INC.
By:	/s/ John Leonard
John Leonard, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of John Leonard, M.D., José E. Rivera, J.D. and Glenn Goddard as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ John Leonard	President, Chief Executive Officer and Director	February 27, 2020
John Leonard, M.D.	(Principal Executive Officer)

/s/ Glenn Goddard	Executive Vice President, Chief Financial Officer	February 27, 2020
Glenn Goddard	(Principal Financial and Accounting Officer)

/s/ Fred Cohen	Director	February 27, 2020
Fred Cohen, M.D., D.Phil.

/s/ Caroline Dorsa	Director	February 27, 2020
Caroline Dorsa

/s/ Jean François Formela	Director	February 27, 2020
Jean François Formela, M.D.

/s/ Jesse Goodman	Director	February 27, 2020
Jesse Goodman, M.D.

/s/ Perry Karsen	Director	February 27, 2020
Perry Karsen

/s/ Frank Verwiel	Director	February 27, 2020
Frank Verwiel, M.D.